                                                                   Exhibit 10.L


                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


    This Supplemental Executive Retirement Agreement ("Agreement") made and entered into by and between UNOVA, Inc., a Delaware corporation (the "Company") and Alton J. Brann, ("Executive").

    WHEREAS, the Executive is presently employed by the Company as its Chairman and Chief Executive Officer; and

    WHEREAS, the Executive was previously employed by Western Atlas Inc., which corporation previously owned the Company and distributed its shares to the shareholders of Western Atlas through a tax free spin-off pursuant to Section 355 of the Internal Revenue Code; and

    WHEREAS, the Company and the Executive now desire to have the Company assume the obligations of Western Atlas Inc. as they existed under the Supplemental Executive Retirement Agreement between Western Atlas Inc. and Executive (the "Western Atlas Agreement"); and


    WHEREAS, the Company and the Executive desire to enter into this Agreement in substitution for, and in place of, the Western Atlas Agreement and in release of all rights of the Executive under the Western Atlas Agreement.

    NOW THEREFORE, the Company and the Executive covenant, agree, represent, warrant and understand, as follows:


                                 ARTICLE I-- PURPOSE
                                 -------------------

      The purpose of this Agreement is to provide for supplemental retirement, disability and death benefits to Executive, and thereby encourage Executive to continue providing services to the Company. This Agreement is intended to provide benefits solely for a management or highly compensated employee within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Payments under this Agreement shall be made either from general assets of the Company or from the assets of a trust which may be established hereunder. It is intended that this Agreement remain at all times an unfunded plan for purposes of ERISA and that the trust, if established, shall constitute a grantor trust under Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code").



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Supplemental Executive Retirement Agreement


                               ARTICLE II--DEFINITIONS
                               -----------------------

    SECTION 2.1 "ACTIVE PARTICIPANT" shall mean Executive so long as he remains employed by the Company continuously from the date hereof, except as provided for below as to Disability or death. Other than during a period of Disability, Executive shall be treated as having terminated from employment during any period of Leave of Absence, unless the Committee, in its sole and absolute discretion, and subject to such terms and conditions as the Committee may specify, decides otherwise. However, Executive, while Disabled or if Executive dies while an Active Participant shall continue to be treated as an Active Participant and, thus, continue to accrue additional Years of Service until the earlier of the date that the Executive attains (or, if deceased, would have attained) age 62, or the date that Executive is no longer Disabled. If Executive returns to active employment with the Company when Disability ends, he shall thereafter be an Active Participant, so long as such employment continues, without further action. If Executive terminates employment with the Company (other than for Disability) and is subsequently re-employed with the Company he shall not be treated as an Active Participant unless the Committee determines otherwise.

    SECTION 2.2 "ACTUARIAL EQUIVALENT" shall mean the adjustment of an amount or amounts using actuarial methods and factors identical with those actuarial methods and factors then being used, at the time such calculations are to be made hereunder, under the UNOVA Retirement Plan adopted by UNOVA, Inc. and intended to be qualified under Section 401(a) of the Code, as such Plan may be amended from time to time and any retirement plan intended to replace such Plan (the "Qualified Plan").

    SECTION 2.3 "AVERAGE EARNINGS" shall mean the average of gross base salary payments plus Bonuses as defined in Section 2.6 from the Company (as used in this Section 2.3 and hereinafter the term "Company" shall have the meaning specified in Section 2.12) to the Executive in any three twelve consecutive month periods (with no overlap), in which such Executive's gross base salary payments plus gross Bonuses are the highest, in the Executive's final 60 months of employment. For all purposes of calculating "Average Earnings" under this Supplemental Plan "gross base salary" shall include all payments credited to Executive related to base compensation before subtracting any amounts deferred pursuant to Section 401(k) or 125 of the Code and does not include any amounts credited as compensation to Executive relating to Bonuses or the exercise or award under Company Stock-based option or award plans. .

         (a). Average Earnings for purposes of calculating a Disability or Death Benefit for or with respect to Executive shall be calculated using the 60
months that include and precede the month that his Disability commenced.    If
Executive has returned to active employment with the Company after a period of Disability but does not have a minimum of 36 consecutive calendar months of employment with the Company after such return to active employment, then Average Earnings shall be calculated by the Committee in accordance with subparagraph
(e).

         (b). Average Earnings in the case Executive dies while employed by the Company and prior to attaining age 62 shall be calculated using the 60 months that include and precede the month of Executive's death (or Disability, in the case Executive dies while Disabled).


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Supplemental Executive Retirement Agreement


    (c) For purposes of calculating a lump sum payment pursuant to Section 3.1(c) in the event of a Change of Control, with respect to Executive (other than while Disabled or when deceased) and who is an Active Participant as of the date of such calculation, Average Earnings shall be calculated as if Executive's employment with the Company ended on such date or the date as revised pursuant to the terms of any Change of Control Agreement existing between the Company and the Executive ("Change of Control Agreement" shall mean any agreement between the Company and the Executive which provides for the employment of Executive and/or the payment of compensation to Executive upon or following a Change of Control).

         (d). For purposes of calculating Average Earnings, Executive's gross base salary plus gross Bonuses received while employed by Western Atlas or Litton, if and to the extent such Western Atlas or Litton employment is included within the period of 60 months to be used in such calculation, shall be taken into account to the extent Executive's benefits under the Western Atlas retirement plans were transferred to the Company pursuant to the Employee Benefits Agreement between Western Atlas and UNOVA, Inc. (the "Employee Benefits Agreement").

         (e). Notwithstanding the foregoing, the Committee may determine Average Earnings for the purposes of this Section by another methodology, if that method is more advantageous to Executive.

    SECTION 2.4 "BENEFICIARY" or "BENEFICIARIES" shall mean those who are designated under this Agreement to receive payment of a benefit on account of Executive's death. If and to the extent the spouse of Executive is living at the time of Executive's death, only the spouse may be the Beneficiary. Upon the death of the spouse after the death of Executive but prior to commencement of Retirement Benefit payments, the Dependent Children of the Participant may be Beneficiaries, but only of the Death Benefit.

    SECTION 2.5 "BOARD" shall mean the Board of Directors of UNOVA, Inc. or of its Successor, as of the time in question, the succession of which did not result from or constitute or follow a Change of Control ("Successor" or "Successors").

    SECTION 2.6 "BONUS" or "BONUSES" shall mean the full amount of the bonus or similar cash incentive awarded with respect to any given fiscal year or portion thereof and shall be taken into account for purposes of determining Average Earnings (i.e. shall be deemed to have been paid to the Executive, regardless whether the amount is actually paid or deferred to a later year) during the month in which the Bonus is determined and awarded by the Committee (or other body or individual having authority to award such Bonus) under Company-sponsored, formal or informal incentive compensation or bonus plans, excluding, however, any payments under Company Stock-based option or award plans. Further, as determined by the Committee at or prior to the award, any payment(s) related to accomplishment of a particular non-ordinary course, transaction or circumstance shall not be included as a "Bonus or Bonuses".

    SECTION 2.7    "BUSINESS COMBINATION" shall have the meaning specified in
Section 2.8(c).



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    SECTION 2.8    "CHANGE OF CONTROL" shall mean:

         (a). The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (A) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (B) any acquisition by the Company;
(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2), and (3) of paragraph (c) below of this Section 2.8; or

         (b). Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14a-11 of Regulation 14A promulgated under The Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

         (c). The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), or, if such consummation of such Business Combination is subject, at the time of such approval by shareholders to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), excluding, however, such Business Combination pursuant to which
(1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any


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Supplemental Executive Retirement Agreement


corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d). Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    SECTION 2.9 "CHIEF EXECUTIVE OFFICER" shall mean the chief executive officer of UNOVA, Inc. or of its Successor.

    SECTION 2.10 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    SECTION 2.11   "COMMITTEE" shall mean:

         (a).      The Compensation Committee of the UNOVA, Inc Board of
Directors.

         (b). Notwithstanding Section 2.11(a), upon a Change of Control, the Committee shall mean exclusively the "Special Administrators." The "Special Administrators" shall be the individuals who constituted the Company's Compensation Committee of the Board immediately prior to the Change of Control. The "Special Administrators" shall constitute the Committee until the earlier of the termination of this Agreement or the last day of the 18-month period following the month in which the Change of Control occurred. The "Special Administrators" shall have all rights and authority reserved to the Committee under this Agreement, including, but not limited to, the rights specified in
Section 10.2.

    (c). If a "Special Administrator" dies, becomes disabled, or resigns as "Special Administrator" during the period that the "Special Administrators" constitute the Committee, the remaining "Special Administrator(s)" shall continue to serve as the Committee without interruption, and successor "Special Administrator(s)" shall be designated, by the remaining "Special Administrators". If at any time there are no remaining "Special Administrators," the presiding Judge of the Superior Court of the State of California for Los Angeles County shall designate three "Special Administrators".

    SECTION 2.12 "COMPANY" shall mean UNOVA, Inc., a Delaware corporation, and its Successors, and their respective subsidiaries. Any reference to stock or securities of the Company shall mean only the stock or securities of UNOVA, Inc. or of its Successor.

    SECTION 2.13   "DEATH BENEFIT" shall mean the benefit payable pursuant to
Article IV to the Executive's Beneficiary or Beneficiaries, if any.



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    SECTION 2.14   "DEPENDENT CHILDREN" shall mean a natural or legally adopted son or daughter who either: (a) has not attained age 19; or (b) has attained age 19 but has not attained age 23 and is a full-time student at an accredited educational institution.

    SECTION 2.15 "DIRECTOR" shall mean a member of the Board of Directors of UNOVA, Inc. or of its Successor.

    SECTION 2.16 "DISABILITY" or "DISABLED" shall mean the condition of the Executive, or the Executive, when it has been determined by the Committee that the Executive is unable to perform the material and substantive duties of the Executive's position or profession, to an extent which prevents the Executive from engaging in the Executive's regular position or profession, due to injury or sickness for which the person is receiving medical care from, or with respect to which a current certification of disability is received by the Committee from, a professional person appropriate for such injury or sickness.

    SECTION 2.17 "DISABILITY BENEFIT" shall mean the benefit payable pursuant to Article V to the Executive because of Disability.

    SECTION 2.18 "EMPLOYEE BENEFITS AGREEMENT" shall have the meaning specified in Section 2.3(d).

    SECTION 2.19   "ERISA" shall have the meaning specified in Article I.

    SECTION 2.20 "EXCHANGE ACT" shall have the meaning specified in Section 2.8(a).

    SECTION 2.21 "LITTON" shall mean Litton Industries, Inc., a Delaware corporation, and its subsidiaries at the time in question.

    SECTION 2.22 "LEAVE OF ABSENCE," with respect to Executive, shall mean and refer to a discontinuance of regular, full-time services by the Executive for the Company resulting in the discontinuance, in whole or in part, of base salary payments by the Company to Executive during such discontinuance of service, provided, however, that, to the extent federal or state so-called "Family Leave Acts" or "Maternity or Pregnancy Leave Acts" may make unlawful the treatment of an absence or a portion of an absence as a termination for purposes of this Agreement, such absence or portion shall not constitute a Leave of Absence.

    SECTION 2.23 "NORMAL FORM" shall mean the form of Retirement Benefit payable under Section 3.5 to a Retired Participant.

    SECTION 2.24 "OFFSET AMOUNT" shall mean the sum of the annual "primary insurance amount" and the annual "Company-provided pension."

         (a). The "primary insurance amount" shall mean the annual benefit determined under the Social Security Act that is payable to the Executive as of the calendar year that Retirement Benefits to the Executive, if any, would commence under this Agreement. If no "primary insurance amount" is payable to Executive, who is otherwise covered by the Social Security Act, as of the calendar year in which Retirement Benefits to the Participant, if any, would commence under this Agreement, then the "primary insurance amount" shall be deemed to be the "primary insurance amount" that would be payable to the Executive at the


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Supplemental Executive Retirement Agreement


earliest date thereafter or would have been payable at the earliest date thereafter, in the case the Executive is deceased; provided, however, that the amount payable under the Social Security Act shall be determined without regard to any election by the Executive or a Beneficiary to defer receipt of a benefit and without regard to any reduction of the amount of the Social Security Act benefit by virtue of the receipt of earned income by the Executive or a Beneficiary. The "primary insurance amount" shall also include any annual retirement benefit payable under any public retirement program of a foreign country that the Committee determines is comparable in purpose to the benefits payable under the Social Security Act.

         (b). The "Company-provided pension" shall mean the annual amount that would be payable to the Executive under any defined benefit or defined contribution plan sponsored by the Company, which is either intended to qualify under Section 401(a) of the Code or is intended to restore benefits under such plan (excluding only this Agreement and Part II of the UNOVA or Western Atlas FSSP and Restoration Plan). Any non-United States defined benefit or defined contribution plan of the Company which is not subject to the Code but which is comparable in purpose to plans which would qualify under Section 401(a) of the Code shall be included within the meaning of "Company-provided pension." The amount of the "Company-provided pension" shall be deemed to be the amount which would have been payable if the Executive joined each such plan at the earliest date on which the Executive was eligible to join such plan and participated in the plan to the fullest extent possible and withdrew his actual and presumed contributions, plus income thereon. The amount of the "Company-provided pension" shall be calculated under the terms that were in effect during the Executive's actual, if any, and presumed participation, except that a subsequent, retroactive amendment to any of such plans shall be taken into account only to the extent that it actually would have increased the Executive's benefit under that plan. The "Company-provided pension" shall be computed as if the Executive actually received the plan benefits under such "Company-provided pension" as a single life annuity beginning on the date that Retirement Benefits commence under this Agreement.

    SECTION 2.25 "OUTSTANDING COMPANY COMMON STOCK" and "OUTSTANDING COMPANY VOTING SECURITIES" shall have the meanings specified for those items in Section 2.8(a).

    SECTION 2.26   "PERSON" shall have the meaning specified in Section 2.8(a).

    SECTION 2.27   "QUALIFIED PLAN" shall have the meaning specified in Section
2.2.

    SECTION 2.28 "RETIREMENT BENEFIT" shall mean the benefits payable to Executive and, if applicable, the Beneficiary of Executive, as provided in
Article III.

    SECTION 2.29   "SPECIAL ADMINISTRATORS" shall have the meaning specified in
Section 2.11(b).

    SECTION 2.30 "SUCCESSOR" or "SUCCESSORS" shall have the meaning specified in Section 2.5.

    SECTION 2.31 "TRUST" shall mean a grantor trust under Section 671 through 679 of the Code, if and when established. The decision to establish a Trust shall be in the sole and absolute discretion of the Company.


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    SECTION 2.32   "TRUSTEE" shall mean the trustee of the Trust.

    SECTION 2.33 "TRUST AGREEMENT" shall mean the terms of the agreement, entered into between UNOVA, Inc. or its Successor and the Trustee, that establishes the Trust.

    SECTION 2.34 "WESTERN ATLAS" shall mean Western Atlas Inc., a Delaware Corporation, and its subsidiaries at the time in question.

    SECTION 2.35   "YEARS OF SERVICE" shall mean the number resulting from:

         (a). The division of twelve into the number of consecutive and continuous calendar months of employment with the Company (or immediately prior thereto, the number of consecutive and continuous calendar months of employment with Western Atlas and Litton) that elapse from and include the month that Executive commenced the period of employment with the Company and which ends:
(1) upon the Executive's death; or (2) upon termination of Executive's employment with the Company other than by death, until and including the earlier of the month of such death or termination; provided, however, that for an Executive who dies or becomes Disabled while an Active Participant, Executive shall continue to accrue Years of Service from the date of such death or Disability until the earlier of the calendar month (x) in which Executive attains or, if deceased, would have attained age 62, or (y) in which Executive is no longer Disabled.

         (b). For purposes of determining Executive's Years of Service under the terms of Section 2.35(a), service with Litton and Western Atlas immediately preceding the period of service with the Company referred to in
Section 2.35(a) which ends upon the Executive's death, or which ends upon the termination of employment with the Company other than by death, shall be taken into account.

         (c). In its discretion, the Committee may: (1) compute Executive's Years of Service by treating separate but not continuous periods of employment with Litton, Western Atlas or the Company as continuous periods of employment; (2) credit Executive with Years of Service in addition to the Years of Service accrued while actually employed with Litton, Western Atlas or the Company; and (3) credit Executive for Years of Service solely for purposes of satisfying the vesting requirements of Sections 3.3.

         (d).      For purposes of calculating a lump sum payment pursuant to
Section 3.1(c) in the event of a Change of Control, with respect to Executive while an Active Participant, Years of Service shall be determined as if the Executive's employment with the Company ended on such date or, if that date is adjusted pursuant to the terms of any Change of Control Agreement between the Company and the Executive, then that later date.

                           ARTICLE III--RETIREMENT BENEFITS
                           --------------------------------

    SECTION 3.1    ELIGIBILITY FOR RETIREMENT BENEFIT.

         (a). GENERAL. Executive shall be eligible to begin receiving a Retirement Benefit if Executive has (1) either attained age 62 or satisfied the conditions in Section 3.1(b) below; (2) filed an election to receive payments under Article VI; (3) satisfied the vesting requirement of Section 3.3; (4) terminated employment with the Company; and, (5) except


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Supplemental Executive Retirement Agreement


when Executive's employment with the Company is terminated in connection with a Change of Control, the Executive agrees that for a period of five years after commencement of receipt of Retirement Benefits under this Agreement, not to engage in any activity which interferes with the economic or business interests, or contractual relationships of UNOVA, Inc. or its Successors or of any of its subsidiaries or affiliates with third parties in connection with which the Participant worked for UNOVA, Inc. or its subsidiaries or affiliates or to perform services for any entity in competition with a business of UNOVA, Inc. or of its subsidiaries or affiliates for which the Executive worked and with respect to which the Executive possesses trade secrets or business confidential information of UNOVA, Inc. or of its subsidiaries or affiliates. In the event that any provision of the covenant provided for in (5) immediately above shall be held invalid or unenforceable by reason of the geographic or business matter scope, or the duration thereof, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or subject matter scope, or the duration thereof, had been more narrowly drafted so as not to be invalid or unenforceable.

         (b). RETIREMENT BENEFITS PRIOR TO AGE 62. Executive shall not be entitled to begin receiving a Retirement Benefit prior to attainment of age 62, except in the sole and absolute discretion of the Committee, and subject to such terms and conditions, including the imposition of Retirement Benefit reductions, as the Committee may specify.

         (c). CHANGE OF CONTROL. Except as otherwise provided in any Change of Control Agreement between the Company and the Executive, notwithstanding anything herein to the contrary, upon a Change of Control, if Executive is an Active Participant or if Executive has satisfied the conditions of Section 3.1(a)(3) and (4), Executive shall be entitled to a lump sum payment equal to the Actuarial Equivalent, at the age of such Participant at the date of the Change of Control, of the Retirement Benefit which would be payable to such Participant at the later of age 62 or the actual age of Executive as revised pursuant to the terms of any Change of Control Agreement between the Company and
the Executive,   assuming, for such purposes, that the Retirement Benefit is payable in the form of a single life annuity. In addition, there shall be waived any condition concerning eligibility for payment of a Retirement Benefit that requires: (1) the filing of any election; (2) the attainment of a specified age; (3) an agreement not to engage in competitive activities with the Company;
(4) satisfaction, as to the Executive, of the conditions of Section 3.1(a)(3) or of any other terms or conditions or the application of any benefit reductions described in Section 3.1(b); and (5) as to the Executive, termination of employment with the Company, in order to begin receiving Retirement Benefits.

    SECTION 3.2 RETIREMENT BENEFIT FORMULA. Executive's annual Retirement Benefit shall be the amount resulting from multiplying Average Earnings by the Percentage Factor set forth in Exhibit A attached hereto and made a part hereof corresponding to the age of Executive at the earlier of the date of Executive's retirement or the age of Executive upon Executive's termination of employment for any reason other than a Change of Control or the age of Executive while an Active Participant as of the date of a Change of Control except as such Retirement Benefit is adjusted pursuant to Section 3.1(c) and Section 3.6 (c). In the event of a Change of Control while the Executive is an Active Participant the benefit shall be determined using the age for Executive which is adjusted pursuant to Sections 3.1(c) and 3.6(c).

    SECTION 3.3 VESTED RETIREMENT BENEFIT. Executive has a vested right to a Retirement Benefit under this Agreement and shall be entitled to receive such Retirement



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Supplemental Executive Retirement Agreement


Benefit once Executive has reached age 62 even though Executive shall have terminated employment with the Company for any reason prior to age 62.

    SECTION 3.4    RETIREMENT BENEFIT FORMS.

         (a). GENERAL RULE. Unless Executive had made an election to receive payment of Retirement Benefits in an available alternative form, Executive shall be deemed to have elected the Normal Form.

         (b). ACTUARIAL EQUIVALENT. In the event the Committee permits the Executive to draw a Retirement Benefit before reaching age 62, then all forms of payment of Retirement Benefits shall be the Actuarial Equivalent of a single life annuity payable at age 62.

    SECTION 3.5    NORMAL FORM OF RETIREMENT BENEFIT.

         (a). SINGLE LIFE ANNUITY. The Normal Form of payment of a Retirement Benefit for Executive who is living at the time payment commences and who is unmarried on such date shall be a single life annuity. Under a single life annuity, Executive shall receive a monthly benefit for life equal to 1/12 of his Retirement Benefit and all payments shall cease upon Executive's death.

         (b). JOINT AND SURVIVOR ANNUITY. If Executive is married at the time that payment of the Retirement Benefit commences, the Normal Form of Retirement Benefit shall be a 100% joint and survivor annuity (which shall be the Actuarial Equivalent of a single life annuity) for the benefit of the Executive's spouse as of the date that payment of the Retirement Benefit commences. Under the Normal Form of a joint and survivor annuity, Executive shall receive a monthly benefit for life and, upon the Executive's death, the spouse, if living, shall receive a monthly benefit for life equal to 100% of the monthly benefit that was payable to the Executive. If Executive, who has satisfied the conditions of
Section 3.1(a)(3) (including consideration of Years of Service accrued for Disabled or deceased Participants pursuant to Section 2.1), dies prior to the commencement of the payment of Retirement Benefits, and was married at the date of death, the spouse Beneficiary of Executive shall have the right to a survivor Retirement Benefit, commencing at the date Executive would have attained age 62, except for the fact that the Participant died prior to attaining age 62, or commencing on the first day of the month following the month in which the Executive died, if the Executive continued in continuous employment with the Company after attaining age 62 and until the date of Executive's Participant's death, calculated under Section 3.2 as if the Executive had survived to such entitlement date and begun receiving payment of the Retirement Benefit at such entitlement date as a joint and 100% survivor annuity and then died on the following date.

    SECTION 3.6    ALTERNATIVE FORMS OF BENEFIT.

         (a). ELECTION OF FORMS OF BENEFIT. Prior to the commencement of payment of a Retirement Benefit, Executive may file an election designating a payment form other than the Normal Form of Retirement Benefit; provided, however, that any such alternate payment form is a payment form available under the Qualified Plan and, if Executive is entitled to a benefit under such Qualified Plan, is the same as the payment form elected under such Qualified Plan. If Executive is married, an election to receive a Retirement Benefit in a form other than the Normal Form shall be valid only if such election includes the written consent of


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Supplemental Executive Retirement Agreement


the Executive's spouse in the form and manner specified by the Committee. However, a joint and survivor annuity shall not be available under this Agreement with respect to any Beneficiary other than the spouse of the Executive as of the date that the Retirement Benefit commences.

         (b). ADDITIONAL FORMS OF BENEFIT. From time to time, the Committee may, in its sole discretion, make other forms of payment of Retirement Benefits available; provided, however, that once Executive or Executive's Beneficiary begins receiving Retirement Benefit payments, no change may be made in the form of payment except as provided for in Section 3.6(c) below.

         (c). FORM OF BENEFIT ON CHANGE OF CONTROL. Notwithstanding the other provisions of this Section, upon a Change of Control, all Retirement Benefits including, without limitation, benefits payable to Active Participants who remain employed by the Company, shall be paid in a single sum payment that is the Actuarial Equivalent at the age of the Executive as of the date of Change of Control of a single life annuity payable at the later of age 62 or, if the Executive had remained in continuous employment with the Company after attaining age 62, the age of the Executive at the date of Change of Control as adjusted under the provisions of any Change of Control Agreement between the Company and the Executive.


                     ARTICLE IV--BENEFITS UPON EXECUTIVE'S DEATH

    SECTION 4. 1   ELIGIBILITY FOR DEATH BENEFIT.  The Beneficiary or
Beneficiaries of Executive in the event Executive dies while an Active Participant or while Disabled and prior to attaining age 62 and prior to the time Retirement Benefits to Executive commence, shall be eligible to begin receiving a Death Benefit if the Beneficiary or Beneficiaries have filed a claim under Article VI. The Beneficiary or Beneficiaries of Executive shall not be eligible for a Death Benefit, if the Executive's employment with the Company terminated prior to Executive's death other than by reason of Disability. If there are no Beneficiaries at the date of the Executive's death, no Death Benefit shall be payable. The class of individuals who are eligible to be Beneficiaries of the Death Benefit is limited to the Executive's spouse, as of the date of the Executive's death, and the Executive's Dependent Children as of the date of Executive's death; provided, however, that such term also shall include any natural children of Executive born after Executive's death and any child who is in the process of being adopted by the Executive at the date of Executive's death and the adoption of whom is completed by the spouse of Executive after the date of Executive's death. If there is both a living spouse and Dependent Children as of the date of Executive's death, the Beneficiary shall be the spouse. The Dependent Children shall become the Beneficiaries of the Death Benefit, but only upon the death of Executive's spouse prior to the earlier of the date the Executive would have attained age 62, or the date the Participant's spouse commences to receive a Retirement Benefit.

    SECTION 4.2    DEATH BENEFIT.

         (a). SPOUSAL BENEFIT. The Death Benefit for the surviving spouse of Executive shall be an annual amount equal to 40% of Executive's Average Earnings. The spouse Beneficiary shall receive the Death Benefit as a monthly benefit equal to 1/12 of the Death Benefit. The Death Benefit for the spouse Beneficiary shall cease on the earlier of: (1)


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Supplemental Executive Retirement Agreement


the death of the spouse Beneficiary; or (2) the date at which the Executive would have attained age 62.

























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Supplemental Executive Retirement Agreement


         (b). DEPENDENT CHILDREN BENEFIT. If there is no spouse Beneficiary or a spouse Beneficiary of Executive dies prior to the death of Executive and the Executive dies prior to attaining age 62 while an Active Participant or while Disabled, then a Death Benefit shall be paid to any then Dependent Children for so long as any such remain Dependent Children. The aggregate amount of any Death Benefit payable to Dependent Children for each month is the amount equal to the monthly Death Benefit that would be payable to a spouse Beneficiary multiplied by a fraction (not greater than one), the numerator of which is the number of Dependent Children at the time of each monthly payment and the denominator of which is three. If there are no remaining living Dependent Children Beneficiaries, no further Death Benefit shall be paid.

         (c). VESTING IN DEATH BENEFIT. While an Active Participant or Disabled, Executive shall at all times be vested in his right to a Death Benefit.

    SECTION 4.3 SPOUSE RETIREMENT BENEFIT. To the extent that a spouse Beneficiary is receiving a Death Benefit on the date the Executive would have attained age 62, the spouse Beneficiary thereafter shall receive a Retirement Benefit pursuant to Article III, if eligible, in the amount calculated pursuant to Article III, and no further Death Benefit payments shall be payable to the spouse Beneficiary or to any Dependent Children Beneficiaries or otherwise.

    SECTION 4.4 CHANGE OF CONTROL. Upon a Change of Control, after the Executive's death while an Active Participant or after the Executive's death while Disabled but in either case prior to the date the Executive would have attained age 62, the Executive's spouse, if then living, shall receive a single sum payment that is the Actuarial Equivalent, at the date of such lump sum payment, of the Death Benefit, calculated through the date that Executive would have attained age 62. The spouse Beneficiary, if then living, shall also be entitled to the lump sum payment of the Retirement Benefit, if any, pursuant to
Section 3.1. Upon a Change of Control occurring after commencement of the payment of Death Benefits to the Dependent Children Beneficiaries pursuant to
Section 4.2(b), the Dependent Children shall receive a single sum payment that is the Actuarial Equivalent, based upon the ages of the Dependent Children, of the Death Benefit calculated without regard to the date the Executive would have attained age 62.


                      ARTICLE V--BENEFITS OF DISABLED EXECUTIVE
                      -----------------------------------------

    SECTION 5.1 ELIGIBILITY FOR DISABILITY BENEFIT. If while an Active Participant, Executive becomes Disabled prior to attaining age 62, Executive shall be eligible to begin receiving a Disability Benefit. The Disability Benefit shall cease on the earlier of: (1) the first day of the calendar month following the Executive's attainment of age 62; (at which time a Retirement Benefit may be payable under Article III), (2) the date on which the Committee determines that the Executive is no longer Disabled; or (3) the date of the Executive's death (in which case a Death Benefit may be payable under Article
IV).

    SECTION 5.2 DISABILITY FORMULA. A Disability Benefit shall be a monthly amount equal to 1/12 of 40% of the Executive's Average Earnings, offset by the sum of: (a) any other payment to the Executive that would be made by or on behalf of the Company on account of the Disability (including, without limitation, a Company-sponsored disability insurance plan or



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Supplemental Executive Retirement Agreement


any other benefit plan of the Company, any amounts payable as sick pay, and any amounts payable under so-called Workers Compensation Acts or similar laws of foreign governments other than lump sum amounts for the loss of an organ or other body member and other than amounts paid for medical expenses), calculated as if the Executive participated to the fullest extent possible in such disability programs; and (b) the Social Security disability benefits received by the Executive. For purposes of determining any offset under the preceding sentence, any payments that are not made on a monthly basis shall be converted to monthly payments under a methodology approved by the Committee.

    SECTION 5.3 VESTING DISABILITY BENEFIT. Executive, while an Active Participant shall at all times be vested in his right to a Disability Benefit.

    SECTION 5.4 DISABLED EXECUTIVE'S RETIREMENT BENEFIT. If Executive attains age 62 while Disabled, then he may be eligible to receive a Retirement Benefit subject to the rules of Article III, as if Executive continued his or her employment until age 62 with Average Earnings calculated as provided for in
Section 2.3(a).


                    ARTICLE VI--ELECTIONS, CLAIMS, COMMENCEMENT OF
                        PAYMENTS AND BENEFICIARY DESIGNATIONS
                    ----------------------------------------------

    SECTION 6.1 GENERAL. All elections to receive benefits under this Agreement must be made in writing to the Committee in the form specified by the Committee and include the information or documentation that the Committee deems necessary. The Committee, in its discretion, may request additional information or reasonable documentation from time to time in order to determine whether Executive receiving a Disability Benefit continues to be Disabled, and in order to determine whether any Beneficiary who is receiving a Death Benefit is entitled hereunder to continue receiving a Death Benefit or the amount thereof.

    SECTION 6.2 COMMENCEMENT OF PAYMENTS. Payment of benefits under this Agreement shall begin as soon as administratively feasible after the Executive (or Beneficiary, if applicable) has provided a claim for benefits in writing to the Committee, including any supporting documentation required by the Committee, and the Committee has determined that the Executive (or Beneficiary, if applicable) satisfies the requirements for payment. Retirement Benefits shall be payable on the later of:

    (a) the first day of the month following the month in which the Executive satisfies all of the conditions set forth in Section 3.1(a), or

    (b) if later, the first day of the month following the month in which the Executive attains the earlier of age 62, or the age, below 62, elected by the Participant pursuant to and in accordance with the conditions of Section 3.1(b), provided, however, that in the event Executive has satisfied the conditions of
Section 3.1(a)(1), (3) and (4) in or as of a particular month (the "Termination Month") and satisfies the conditions of Section 3.1(a)(2) and (5) (effective as of the date of termination of employment) either subsequently or contemporaneously with the Termination Month, and provided that the Executive has attained during the Termination Month age 62 or an age less than 62 with respect to which the Committee has approved retirement pursuant to Section 3.1(b), Retirement


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Supplemental Executive Retirement Agreement


Benefits shall be payable to the Executive as of the first day of the month following the Termination Month and, in the case of retirement pursuant to
Section 3.1(b), on such terms and conditions as specified by the Committee. Disability and Death Benefits shall be payable from the first day of the month following the month in which the Executive becomes disabled or dies, as the case may be. In the event of any administrative delay in actual payments, payments shall be made retroactively to the first day of the month following the month in which the event which is the basis for the payment occurs but without any payment of interest or other compensation for such delay in payment. Notwithstanding any provision of this Agreement, upon a Change of Control the Committee may, in its sole discretion, determine to postpone the lump sum payment of Retirement, Death and Disability Benefits payable upon a Change of Control, in which case such Benefit payments shall be made as otherwise provided in this Agreement, without regard to the Change of Control, provided however, that if Executive is party to a Change of Control Agreement, such Benefit payments shall be calculated using the age of Executive as adjusted pursuant to the Change of Control Agreement. In the event the Committee later determines, in its sole discretion, to effect such a lump sum payment of the remainder of such Benefits, it shall have the power and authority to do so.

    SECTION 6.3 FORM OF BENEFIT ELECTIONS. An election to receive payment of Retirement Benefits in a form other than the Normal Form must be submitted to the Committee in writing at any time prior to the commencement of payments. An election must be made in the form specified by the Committee and include the information or documentation that the Committee deems necessary, including written consent of the spouse in the case Executive is married and elects a Retirement Benefit in a form other than the Normal Form. The filing of an election as to the form of Retirement Benefits shall revoke any pre-existing election, except that a revocation of an election by Executive while married shall be valid only if accompanied by the spouse's written consent to the subsequent election (other than a subsequent election to receive payments in the Normal Form), and except that once Retirement Benefits have commenced under this Agreement, the form of the Retirement Benefit payable is irrevocable.

    SECTION 6.4 BENEFICIARIES. If the Committee makes available alternative benefit forms that provide for payments after an Executive's death, the Executive shall designate the Beneficiary under such payment form in accordance with the procedures set forth by the Committee.

    SECTION 6.5 FAILURE TO CLAIM. If Executive whose employment with the Company terminated on or before attaining age 62 fails to claim payment of Retirement Benefits until after attaining age 62, the Retirement Benefits payable to or with respect to Executive shall be the monthly amount which would have been payable to Executive at age 62, and Executive shall be entitled to receive Retirement Benefit payments retroactive to the month such payments would have first accrued following attainment of age 62, but without interest or other payment on account of such deferred receipt. Similarly, if Executive remains employed by the Company after attaining age 62 but, upon termination of employment by the Company after attaining age 62, fails to claim payment of Retirement Benefits until a date after such termination of employment, the Retirement Benefits payable to or with respect to Executive shall, nevertheless, be the monthly amount which would have been payable to Executive upon termination of employment with the Company, and Executive shall be entitled to receive Retirement Benefit payments retroactive to the month such payments would have first accrued following termination of employment, but without interest or other payment on account of such

Alton J. Brann
Supplemental Executive Retirement Agreement


deferred payment. Executive does not have the right to defer payment of Retirement Benefits beyond the date Executive is otherwise eligible to begin receiving Retirement Benefits.


                             ARTICLE VII--ADMINISTRATION
                             ---------------------------

    The Committee shall administer the Agreement in accordance with its terms and purposes. The Committee shall have full authority and discretion to interpret the Agreement, to determine benefits pursuant to the terms of the Agreement, to establish rules and procedures necessary to carry out the terms of the Agreement, and to waive or modify any requirements or conditions on the receipt or calculation of benefits under the Agreement where the Committee determines that such a waiver or modification is appropriate. In the event Executive is or was also a participant in a similar supplemental retirement plan for highly-compensated employees within the meaning of Sections 201(2), 301(a), and 401(a)(1) of Title I of ERISA and maintained by UNOVA, Inc. or one of its subsidiaries or affiliates (a "Subsidiary Plan"), the Committee shall have the power and authority to modify and integrate the benefits payable under this Agreement with the benefits payable under the Subsidiary Plan. All decisions by the Committee shall be final and binding on all parties. The Committee may appoint one or more officers or employees of the Company to act on the Committee's behalf with respect to administrative matters related to the Agreement.


                           ARTICLE VIII--SOURCE OF PAYMENTS
                           --------------------------------

    SECTION 8.1 GENERAL ASSETS OF COMPANY. Benefits payable under this Agreement shall be paid directly to the Executive, or to the Executive's Beneficiary, as applicable, from the general assets of the Company, including the assets of the grantor Trust to the extent that such a trust is created and so provides. If any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company notwithstanding the fact that the Company may establish an advance accrual reserve on its books against its future liability under this Agreement.


                          ARTICLE IX--CLAIMS AND ENFORCEMENT
                          ----------------------------------

    SECTION 9.1    ADMINISTRATIVE PROCEDURES.

         (a). NOTICE OF DENIAL. If the Committee determines that any person who has submitted a claim for payment of benefits under this Agreement is not eligible for payment of benefits or, if applicable, is not eligible for payment of benefits in the form or amount requested, then the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the written claim, notify the claimant of the denial of the claim. Such notice of denial: (1) shall be in writing; (2) shall be written in a manner calculated to be understood by the claimant; and (3) shall contain: (A) the specific reason or reasons for denial of the claim; (B) a specific reference to the pertinent Agreement provisions or administrative rules and regulations upon which the denial is based; (C) a description of any additional material or information necessary for the claimant to perfect the claim; and (D) an explanation of the Agreement's appeal procedures.




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Alton J. Brann
Supplemental Executive Retirement Agreement


         (b). RECONSIDERATION PROCEDURES. Within 90 days of the receipt by the claimant of the written notice of denial of the claim, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits. The claimant's written request must include a statement of the grounds on which the claimant appeals the original claim denial. The Committee shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for review, except that if there are special circumstances that require an extension of time for processing, the 60-day period shall be extended to 120 days, in which case written notice of the extension shall be furnished to the claimant prior to the end of the 60-day period.

    SECTION 9.2    ENFORCEMENT.

         (a). RIGHT TO ENFORCE. Within 90 days after exhaustion of the review and appeal procedures provided for in Section 9.1 or, if the Committee fails to grant or deny the claim within 120 days after the claimant's original claim or fails to provide the written decision of the Committee on any written request for reconsideration within the time period in Section 9.1(b), within 90 days after such failure, the Company's obligations under the Agreement may be enforced only through binding arbitration as provided for hereinafter, initiated by Executive or, upon the death of Executive, by Executive's surviving spouse, Dependent Child, or personal representative (as the case may be, the "Claimant").

         (b). ATTORNEYS' FEES AND COSTS. If, prior to a Change of Control, any Claimant is denied a claim, in whole or in part, for benefits under this Agreement and the Claimant requests reconsideration under the procedures described in Section 9.1(b), or initiates any other legal proceeding (other than binding arbitration pursuant to the following provisions of this Article IX) with respect to such alleged claim, the Company shall have no obligation to pay or reimburse the Claimant for attorneys' fees and costs. If, on or after a Change of Control, any Claimant is denied a claim for benefits under this Agreement and the Claimant has requested reconsideration under the procedures described in Section 9.1(b), or initiates binding arbitration or both reconsideration and binding arbitration, to enforce any obligation of the Company under this Agreement the basis of which is alleged failure of the Committee to administer this Agreement in accordance with its terms or, if following a Change of Control, the Company fails to make payment of Benefits as determined by the Committee, the Company shall pay such Claimant's attorneys' fees and costs incurred in connection with the review and binding arbitration proceedings, provided that the arbitrator determines that the claim is not frivolous. All attorneys' fees and costs payable under this Section 9.2(b) shall be paid by the Company as they are incurred by the Claimant, but no later than 30 days from the date that the Claimant submits a bill or other statement to the Company.

         (c). INTEREST. If any Claimant prevails in a reconsideration procedure described in Section 9.1(b), or if a Claimant prevails in the binding arbitration proceeding pursuant to Section 9.3(a) to enforce the payment of benefits under this Agreement, the Company shall pay interest to the Claimant on any unpaid benefits accruing from the date that benefit payments should have commenced and continuing until the date that such owed and unpaid benefits are paid to the Claimant in full. For purposes of the preceding sentence, interest shall accrue at an annual rate equal to one percent, plus the prime rate reported by THE WALL STREET JOURNAL as in effect from time to time, each change in the prime rate to be effective


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Alton J. Brann
Supplemental Executive Retirement Agreement


for purposes of any interest computation on the date of publication of such changed prime rate in THE WALL STREET JOURNAL.

    SECTION 9.3 ARBITRATION. The rights of Executive hereunder are conditional upon the acceptance by Executive, on the Executive's behalf and on behalf of the Claimants, of all of the terms and conditions of this Agreement including specifically and without limitation this Article IX. Any controversy or claim arising out of or under the Agreement which is not resolved by the reconsideration referred to in Section 9.1(b) shall be settled by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") or the Employment Arbitration Rules of the Judicial Arbitration and Mediation Services/Endispute ("JAMS"), subject to the further provisions of this Section 9.3. Hereinafter the term "Rules" means and refers to the aforesaid AAA Rules or the JAMS Rules, as the case may be. Judgment upon the award rendered by the arbitrator may be rendered in any court having jurisdiction. The Rules are modified or supplemented as follows:

         (a). There shall be one arbitrator, unless the parties agree to more than one arbitrator;

         (b). The arbitrator shall be a retired judge or attorney with professional experience and expertise in designing or administering corporate retirement benefits and plans, and resident in the Southern California area, unless the parties agree otherwise;

         (c). The arbitration shall be conducted within Los Angeles County, California, unless the parties agree otherwise;

         (d). The party desiring to initiate the arbitration shall advise the other party in writing of such desire;

         (e)  Within 10 days of receipt of a notice pursuant to subparagraph
(d) above the party receiving the notice shall designate either the AAA or JAMS as the arbitration agency, but in the event such party fails to designate within such period the initiating party shall have the right to designate the AAA or JAMS;

         (f). All claims arising under this Agreement known or which should be known to the party initiating the arbitration shall be included in the issues presented to the AAA or JAMS, as the case may be, for arbitration and any which are not included shall be effectively waived;

         (g). The expedited procedures of the AAA or JAMS, as the case may be, shall be applied in any case where no disclosed claim or counterclaim exceeds the amount then established by the AAA or JAMS for use of expedited procedures, exclusive of interest and arbitration costs;

         (h). The decision of the arbitrator shall be rendered within 60 days after the close of hearings;

         (i). The Company and the Claimant shall furnish to the other, 30 days prior to the first hearing, a list and identification of all witnesses, and copies of all exhibits intended


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Supplemental Executive Retirement Agreement


to be submitted by that party. Ten days prior to the first hearing, each party shall have the right to supplement their intended list of witnesses and provide additional exhibits. Only such witnesses and such exhibits identified by one party or the other may be offered in the arbitration hearings; and

         (j). Any documents, affidavits or other evidence requested by the arbitrator must be submitted within ten days after conclusion of the arbitration hearings, unless the arbitrator grants additional time;


                               ARTICLE X--MISCELLANEOUS
                               ------------------------

    SECTION 10.1 EMPLOYMENT RIGHTS. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive, or as a right to continued employment with the Company, or as a limitation of the right of the Company to discharge Executive, with or without cause.

    SECTION 10.2 RIGHTS OF THE COMMITTEE. To the extent permitted by law, the Company shall indemnify the Committee (including any officers and employees of the Company appointed to act on behalf of the Committee) and hold such individuals harmless from and against any damages, losses, costs, and expenses incurred (including, without limitation, expenses of investigation and the fees and expenses of counsel) in the course of administering this Agreement. The Company shall bear all expenses of the Committee incurred in the course of administering this Agreement.

    SECTION 10.3 ASSIGNMENT. The benefits payable under this Agreement may not be assigned or alienated.

    SECTION 10.4 APPLICABLE LAW. This Agreement shall be governed by the laws of Delaware.

    SECTION 10.5 ENTIRE AGREEMENT. This writing is the final expression of this Agreement and a complete and exclusive statement of its terms, except that to the extent that this Agreement refers to the Trust, the terms of the Trust Agreement, as of the date immediately preceding a Change of Control, shall be deemed to be incorporated herein.

    SECTION 10.6 TERMS. Except as required otherwise by the context, capitalized terms that are used in this Agreement shall have the meaning assigned to them in Article II or elsewhere in this Agreement. Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions. The title and headings of the Sections of this Agreement are for convenience only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    SECTION 10.7 WAIVER. Any waiver of or failure to enforce any provision of this Agreement in any instance shall not be deemed a waiver of such provision as to any other or subsequent instance.



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Supplemental Executive Retirement Agreement


    SECTION 10.8 RELEASE. Executive agrees that this Agreement is in substitution for, and in place of, the similar Supplemental Executive Retirement Agreement between Executive and Western Atlas Inc. and is full release of all rights of the Executive under the Western Atlas Agreement.

    In Witness Whereof, intending to be legally bound, the parties hereto have executed this Agreement or caused this Agreement to be executed on their respective behalfs on and as of October __, 1997.


                                       UNOVA, INC.



                                       By:
                                            -------------------------------
                                            Virginia S. Young
                                            Vice President and Secretary



                                       EXECUTIVE


                                       By:
                                            -------------------------------
                                            Alton J. Brann






                                          20